[Letterhead Century Capital Management Ltd.]
                                                                  CONFIDENTIAL

AUTOEYE INC.                                         TEACO PROPERTIES LTD.
Suite 1650 Waterfront Centre                         649 Belle View Place
200 Burrard Street                                   Nanaimo, British Columbia
Vancouver, British Columbia                          V9V 1B5
V6C 3L6

JOE PERRATON                                         LARA PERRATON
7491 Elizabeth Way                                   485 Howard Avenue
Lantzville, British Columbia                         Nanaimo, British Columbia
V0R 2H0                                              V9R 3S2

THE FOREST INDUSTRY ONLINE INC.
P.O. Box 49170
2000 - 595 Burrard Street
Vancouver, British Columbia
V7X 1R7

Dear Sirs:

         Re:      Autoeye Inc.
                  Acquisition of The Forest Industry Online Inc.

This letter agreement (the "Agreement") sets forth the terms and conditions under which Autoeye Inc. ("Autoeye"), The Forest Industry Online Inc. ("Forest Industry", and together with Autoeye the "Companies"), Teaco Properties Ltd. ("Teaco"), Joe and Lara Perraton (Teaco, Joe and Lara Perraton being hereinafter referred to as the "Shareholders") have retained Century Capital Management Ltd. ("Century"): (i) to act as Autoeye's exclusive financial consultant in connection with its acquisition of Forest Industry; (ii) to act as the Shareholder's financial consultant in connection with their disposition of Forest Industry; and (iii) to act as the Companies' exclusive financial consultant in connection with the development of their business plan.

1. Century will assist the Companies and the Shareholders in effecting the acquisition by Autoeye of Forest Industry on terms acceptable to them. In this regard, we propose to undertake the following activities:

     a.) drafting agreements for discussion purposes and further review by legal counsel; and

     b.) assisting the Companies in the development of their business plan and the preparation, where required by applicable securities laws, of a Private Offering Memorandum (the "Memorandum") describing the Companies (on a pro forma basis), their business, proposed business and the terms of the specific financing contemplated therein. Responsibility for the contents of such Memorandum and its conformity with the requirements of all applicable securities laws shall be solely that of the Companies, and the Memorandum shall not be made available to or used in discussions with prospective investors until both the Memorandum and its use for that purpose have been approved by the Companies.

2. It is acknowledged by the Companies and the Shareholders that neither Century nor any of its representatives are registered with or licensed by any securities commission or like authority as an underwriter, broker, dealer or financial advisor and that the services to be provided by Century to the Companies and the Shareholders hereunder shall expressly not include trading in securities (either as principal or agent), participating in a distribution of securities which is not exempted from the requirements of applicable securities laws, or engaging in or professing to engage in the business of advising other with respect to a purchase or sale of securities.

3. The Companies and the Shareholders agree that in consideration of Century's services hereunder Century will be paid by Autoeye, concurrent with the closing of the acquisition by Autoeye of Forest Industry, a consulting fee (the "Fee") of US$1,312.50 $862.50 payable by the issuance to Century at closing of 37,500 shares of Autoeye's common stock ("Autoeye Shares") valued at a price of $0.035 $0.023 per Autoeye Share.

4. Century acknowledges that the certificates representing any Autoeye Shares issued to Century shall be subject to the resale restrictions imposed by Rule 144 as promulgated under the Securities Act of 1933 and shall bear the following legend:

          NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

     Century further acknowledge that trades of any Autoeye Shares by Century within British Columbia will be subject to restrictions imposed by the Securities Act (British Columbia) and that the Autoeye Shares may not be traded within British Columbia unless the trade is made solely through a registered dealer and a prospectus is filed with the British Columbia Securities Commission in respect of the Autoeye Shares (and a final receipt obtained for such prospectus) or an exemption from the registration and prospectus requirements may be relied upon.

5. Autoeye agrees to register with the Securities and Exchange Commission the resale of any Autoeye Shares issued to Century under this Agreement concurrent with the registration of any securities issued pursuant to the acquisition by Autoeye of Forest Industry or otherwise and, if no such registration is promptly undertaken, to file a registration statement in respect of any Autoeye Shares issued to Century under this paragraph with the Securities and Exchange Commission and under all applicable Blue Sky Laws within forty-five days of the closing of the acquisition and to use its best efforts to make same effective as soon as feasible and to maintain the effectiveness of such registration for a period of one hundred and eighty days thereafter.

6. In addition to the foregoing fees Autoeye agrees, upon request from time to time, to promptly reimburse Century for all out-of-pocket expenses, including, but not limited to, such costs as printing, telephone, fax, courier service, copying, accommodations and travel and direct computer expenses, secretarial overtime and fees and disbursements of legal counsel.

7. It is agreed that Autoeye hereby engages Century to act as its exclusive financial consultant in connection with any issuance by Autoeye of debt or equity or equity-related securities ("Financing") for a period (the "Term") of twelve months commencing on the execution date of this Agreement. The fees to be paid to Century by Autoeye for these services shall be reasonable and Autoeye and Century agree to negotiate in good faith these fees. Notwithstanding the foregoing, Century may at its sole option, terminate its obligation hereunder if, in the opinion of Century, a change has occurred in Autoeye's business or prospectus, or the composition of Autoeye's management or Board of Directors. It is expressly understood that the provisions relating to the payment of fees and expenses and indemnification will survive any such termination or completion of Century's services hereunder.

8. The Companies and the Shareholders covenant and agree with Century that they shall not, for a period of twenty-four (24) months following the date of this Agreement, take any action to cause or result in a stock split or reverse stock split of capital stock, change any attributes of Autoeye's capital stock, or create, issue or amend any new series of Autoeye's capital stock other than for acquisitions, third party financing, or other bona fide corporate purposes of Autoeye including, without limitation, debt conversions, settlements of outstanding accounts payable obligations and contracts with public relations or investor relations firms.

9. In connection with Century's engagement, the Companies and their directors, officers, employees, representatives and agents will furnish Century with all data, material, and information concerning the Companies (the "Information") which Century reasonably requests, all of which will be accurate and complete in all material respects at the time furnished. The Companies recognize and confirm that in undertaking the engagement contemplated hereby, Century will be using and relying exclusively on the Information provided by the Companies without independent verification and without performing any appraisal of the assets or businesses of the Companies. Century is hereby authorized to use and deliver the Information, and any other data obtained by Century from reliable published sources, in accordance with this Agreement and without limitation. In connection with the engagement of Century hereunder, the Companies have entered into a separate letter agreement (the "Indemnification Agreement"), dated as of the date hereof, providing for the indemnification of Century and certain related parties by the Companies.

10. In the performance of its obligations hereunder Century shall be an independent contractor of the Companies and the Shareholders. Century shall perform the services enumerated herein according to its own means and methods of work and shall not be subject to the control or supervision of the Companies or the Shareholders. The Companies and the Shareholders acknowledge that nothing in this Agreement shall be construed to require Century to provide services to the Companies or the Shareholders at any specific time or in any specific place or manner.

11. This Agreement and the Indemnification Agreement, when executed, constitute the entire agreement between us and supersede and take precedence over all prior agreements or understandings, whether oral or written, between Century and the Companies or Century and the Shareholders and may only be modified by written agreement which is signed by all parties hereto.

12. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof and no waiver shall constitute a continuing waiver. No waiver shall be binding unless written notice thereof is delivered by the party making the waiver to the other parties.

13. The offer contained herein will expire and be of no further force or effect unless accepted in writing prior to the close of business on January 20, 2000.

14. The Companies and the Shareholders agree that the existence and terms of this Agreement are confidential and shall not be disclosed to any person or entity until such disclosure is approved in advance by Century in writing and then only to the person or entity specified in such approval in writing by Century.

15. Century has obtained legal advice concerning this Agreement and hereby requests that the Companies and the Shareholders obtain independent legal advice with respect to same before executing this Agreement. The Companies and Shareholders, in executing this Agreement, represent and warrant to Century that they have been so advised to obtain independent legal advice, and that prior to the execution of this Agreement they have so obtained independent legal advice or have, in their discretion, knowingly and willingly elected not to do so.

16. Century is not a law firm or an accounting firm. Century does however employ professionals in those capacities from time to time to better enable Century to provide the services enumerated herein. The Companies and the Shareholders represent, warrant and covenant that they will not rely upon any legal or financial representation made by Century and that the Companies and the Shareholders will continue to seek the independent legal advise of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Century to the Companies and the Shareholders. The Companies acknowledge that the lawyers, accountants and other advisors employed by Century represent the interests of Century solely, and that no representation or warranty has been given to the Companies by Century as to any legal, tax, accounting, financial or other aspects of the transactions contemplated by this Agreement.

17. Century utilizes lawyers to assist it in preparing the documentation required to effectuate the transactions contemplated by this Agreement. The lawyers utilized by Century represent only Century's interests in providing the services contemplated hereunder and do not in any way represent the interests of any party to this Agreement other than Century.



                  [Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate copy of this Agreement together with the Indemnification Agreement. We look forward to working with you and to the successful conclusion of this engagement.

                                Yours very truly,

                         CENTURY CAPITAL MANAGEMENT LTD.

                             /s/  ANDREW HROMYK
                                  --------------
                                  Andrew Hromyk
                                  President

Accepted and Agreed to as of the 20 day of January, 2000.



AUTOEYE INC.                                         TEACO PROPERTIES LTD.


/s/ANDREW HROMYK                                     /s/ MARC WHITE
----------------------                               ------------------------
Andrew Hromyk                                        Marc White
President                                            Secretary




/s/ JOE PERRATON                                      /s/LARA PERRATON
----------------------                               ------------------------
Joe Perraton                                         Lara Perraton

THE FOREST INDUSTRY ONLINE INC.


/s/ JOE PERRATON
----------------------
Joe Perraton
President